CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH "[***]."

Private & Confidential

LIMITED LIABILITY COMPANY AGREEMENT

OF

WILLIS GLOBAL ENGINE TESTING LLC

THE SECURITIES ISSUED PURSUANT TO THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR FOREIGN SECURITIES OR BLUE SKY LAWS. THE SECURITIES ISSUED PURSUANT TO THIS AGREEMENT MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THIS AGREEMENT ALSO CONTAINS, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER.

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TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS 1
Section 1.1 Definitions........ 1

ARTICLE II ORGANIZATION 2
Section 2.1 Formation. 2
Section 2.2 Name. 2
Section 2.3 Term. 2
Section 2.4 Purpose; Powers. 2
Section 2.5 Business Plan. 2
Section 2.6 Engines for Test Cell Services. 2
Section 2.7 COMPANY Principles. 3
Section 2.8 Non-Recourse Debt. 3
Section 2.9 Place of Business. 3
Section 2.10 Registered Agent and Office. 3
Section 2.11 Foreign Qualification. 3
Section 2.12 Title to Assets. 4
Section 2.13 Fiscal Year. 4
Section 2.14 No State Law Partnership. 4
Section 2.15 Non Solicitation. 4
Section 2.16 Non-Competition. 4
Section 2.17 Member Ownership Disclosures. 4

ARTICLE III MEMBERS; MEMBERSHIP INTERESTS 4
Section 3.1 Members. 4
Section 3.2 Membership Interests. 5
Section 3.3 Future Securities. 5
Section 3.4 Certificates. 5
Section 3.5 Admission of Additional or Replacement Members. 5
Section 3.6 Cessation of Membership Interest. 6
Section 3.7 Voting Rights of Members. 6
Section 3.8 Action by Written Consent of Members. 6

ARTICLE IV TRANSFERABILITY OF INTERESTS; RIGHTS 7
Section 4.1 General Restrictions on Transfer of Membership Units. 7
Section 4.2 Right of First Refusal. 7
Section 4.3 Change of Control. 9

ARTICLE V CAPITAL CONTRIBUTIONS 9
Section 5.1 Initial Capital Contributions; Issuance of Membership Units. 9
Section 5.2 Additional Capital Contributions; Purchases. 9
Section 5.3 Capital Account. 10
Section 5.4 No Interest. 11

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ARTICLE VI DISTRIBUTIONS 11
Section 6.1 Distributions. 11
Section 6.2 Tax Distributions. 11

ARTICLE VII ALLOCATIONS 11
Section 7.1 Allocations of Profits. 11
Section 7.2 Special Allocations. 12
Section 7.3 Adjustments. 13
Section 7.4 Ameliorative Allocations. 14
Section 7.5 Loss Limitation. 14
Section 7.6 Other Allocation Rules. 14
Section 7.7 Income Tax Allocations. 15

ARTICLE VIII GOVERNANCE; MANAGEMENT OF THE COMPANY 15
Section 8.1 Management Under Direction of the Board. 15
Section 8.2 Composition of the Board. 18
Section 8.3 Matters Requiring the Unanimous Approval of the Board. 18
Section 8.4 Deadlock. 19
Section 8.5 Meetings of the Board. 21
Section 8.6 Reimbursement of Expenses. 22
Section 8.7 Reliance by Third Parties. 22
Section 8.8 Certain Duties and Obligations of the Members; Exculpation; Indemnity. 22
Section 8.9 No Recourse Agreement. 24

ARTICLE IX COVENANTS ; REPRESENTATIONS AND WARRANTIES 24
Section 9.1 Limitation of Liability. 24
Section 9.2 Waiver Relating to Business Opportunities. 24
Section 9.3 Confidential Information. 25
Section 9.4 Representations and Warranties. 26

ARTICLE X ACCOUNTING; TAX MATTERS 26
Section 10.1 Financial Statements. 26
Section 10.2 Inspection Rights. 27
Section 10.3 Partnership Audit Provisions 27
Section 10.4 Tax Returns and Elections. 28
Section 10.5 Member Cooperation. 29
Section 10.6 Tax Withholding. 29
Section 10.7 Partnership Status. 29
Section 10.8 Non-Foreign Status. 30

ARTICLE XI BOOKS, BUSINESS PLAN, YEARLY BUDGET 30
Section 11.1 Maintenance of Books. 30
Section 11.2 Business Plan, Yearly Budget. 30

ARTICLE XII DISSOLUTION, WINDING-UP AND TERMINATION 30
Section 12.1 Dissolution of the COMPANY. 30

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Section 12.2 Effect of Retirement, Bankruptcy, Dissolution, etc., of a Member. 30
Section 12.3 Winding-up and Termination. 31
Section 12.4 Deficit Capital Accounts. 32
Section 12.5 Termination. 32

ARTICLE XIII GENERAL PROVISIONS 32
Section 13.1 Offset. 32
Section 13.2 Notices. 32
Section 13.3 Entire Agreement; Supersede. 33
Section 13.4 Effect of Waiver or Consent. 33
Section 13.5 Amendment or Restatement. 33
Section 13.6 Binding Effect. 34
Section 13.7 No Third-Party Beneficiaries. 34
Section 13.8 Governing Law. 34
Section 13.9 Severability. 34
Section 13.10 Remedies. 34
Section 13.11 Further Assurances. 35
Section 13.12 Counterparts. 35
Section 13.13 Construction. 35
Section 13.14 Aggregation of Units. 35
Section 13.15 Judicial Proceedings. 35
Section 13.16 Arbitration. 36
Section 13.17 Termination. 36

Schedules

Schedule A Register of Members I-1

Exhibits

Exhibit A	Definitions	A-1
Exhibit B	Form of Addendum Agreement	B-1
Exhibit C	Business Plan	C-1
Exhibit D	Member Test Cell Pricing	D-1

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78378947;16 4139-5401-0203.3 LIMITED LIABILITY COMPANY AGREEMENT OF WILLIS GLOBAL ENGINE TESTING LLC This LIMITED LIABILITY COMPANY AGREEMENT (as amended from time to time, this “Agreement”) of WILLIS GLOBAL ENGINE TESTING LLC, a Delaware limited liability company (the “COMPANY”), is entered into as of March 17, 2025 (the “Effective Date”) by and among WILLIS LEASE FINANCE CORPORATION (together with its successors and Permitted Transferees, “WILLIS”) and GLOBAL ENGINE MAINTENANCE, LLC (together with its successors and Permitted Transferees, “GEM”), as the members of t h e COMPANY. WHEREAS The Certificate of Formation of the COMPANY (the “Certificate”) was executed and filed with the Office of the Secretary of State of the State of Delaware on November 14, 2024, forming the COMPANY as a limited liability company under and pursuant to the Delaware Limited Liability Company Act (as amended from time to time, the “Act”); The Members intend that this Agreement shall constitute the “limited liability company agreement” (as that term is used in the Act) of the COMPANY; WILLIS and GEM are both in the business of, among other things, maintaining aircraft engines owned by them and third parties; WILLIS and GEM use engine test cell services provided by third parties when such services are needed to maintain engines properly; WILLIS and GEM wish to provide test cell services for engines maintained by them and by third parties and to build an engine test cell and to provide such services (the “Business”); and WILLIS and GEM wish to form the COMPANY in order to start and operate the Business as provided in this Agreement. NOW, THEREFORE, in consideration of the mutual promises and agreements made in this Agreement and intending to be legally bound hereby, the Members, acting pursuant to the Act, hereby agree as follows: ARTICLE I DEFINITIONS Section 1.1 Definitions. Capitalized terms used in this Agreement (including Exhibits and Schedules hereto) but not defined in the body hereof shall have the meanings ascribed to them in Exhibit A. 2 78378947;16 4139-5401-0203.3 ARTICLE II ORGANIZATION Section 2.1 Formation. The COMPANY has been formed by the filing of the Certificate and is being continued as a limited liability company under and pursuant to the provisions of the Act. The Members shall be deemed to have notice of, and be bound by, the terms and conditions set forth in this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control; provided, that, for the avoidance of doubt, except as provided herein (to the extent permitted by the Act), the rights and obligations of each of the Members and the administration and termination of the COMPANY shall be governed by the Act. Section 2.2 Name. The COMPANY shall conduct its activities under the name Willis Global Engine Testing LLC. The business of the COMPANY may be conducted upon compliance with all applicable Laws under any other name designated by the Board. Section 2.3 Term. The term of the COMPANY commenced on the date of filing of the Certificate in accordance with the Act and shall continue in perpetuity; provided, that the COMPANY may be dissolved, wound up and terminated in accordance with Article XII or as otherwise provided by Law. Section 2.4 Purpose; Powers. The purpose of the COMPANY shall be to, directly or indirectly, engage in the following: (a) Purchase the Property, purchase, develop and construct the Engine Test Cell, [***] and provide test cell services to WILLIS, GEM and third parties (the “Core Activity”) for CFM56-5B, CFM56-7B engines and any other narrow-body engines approved in writing by all of the Members (“Engines”); (b) Support and carry out the Core Activity by marketing and carrying out any other activities in support of the Core Activity; and (c) Any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to accomplish the foregoing purposes. Section 2.5 Business Plan. In order to perform or pay for the Core Activity and related activities the COMPANY will incur capital and operating costs which will be included in the Business Plan. Section 2.6 Engines for Test Cell Services. (a) [***]. (b) [***]. (c) [***]. 3 78378947;16 4139-5401-0203.3 Section 2.7 COMPANY Principles. (a) The COMPANY shall be formed in such a manner as to comply with reasonable criteria of profitability and financial capacity, so as to ensure to the fullest extent possible that the Parties can get a fair return on investment in a reasonably timely manner, consistent with the Business Plan. (b) [***]. (c) [***]. (d) The Auditors of the COMPANY shall be appointed by the Board at a meeting no later than December 31, 2025. (e) The accounts of the COMPANY shall be maintained so as to ensure that all financial reports are timely filed and provided to each of WILLIS and GEM. (f) The COMPANY shall be managed in accordance with US GAAP (Generally Accepted Accounting Principles), including, without limitation, preparation of financials on a quarterly basis, standard accounting principles and coordination of financial reports and data with the cost, revenue and expenses of each Engine. Section 2.8 Non-Recourse Debt. The Members shall collaborate with the COMPANY to obtain non-recourse debt to satisfy capital and operational funding of the COMPANY to the extent available on terms acceptable to them. Section 2.9 Place of Business. The COMPANY’s place of business shall be located at such place or places within or outside the State of Delaware as the Board may from time to time designate. Section 2.10 Registered Agent and Office. The COMPANY’s registered agent and office in the State of Delaware shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, or such other registered agent and/or registered office as the Board may hereinafter determine, and such registered agent shall be directed to provide copies of all communications to each of the Members. Section 2.11 Foreign Qualification. Each officer of the COMPANY and any other Person designated by the Board as an authorized person within the meaning of Section 18-204(a) of the Act, shall have the power and authority to execute, file and publish any certificates, notices, statements or other documents (and any amendments and/or restatements thereof) necessary to permit the COMPANY to conduct business as a limited liability company in each jurisdiction where the COMPANY elects to do business. At the request of the Board, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and/or terminate the COMPANY as a foreign entity in all such jurisdictions in which the COMPANY may conduct business; provided, that no Member shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified. 4 78378947;16 4139-5401-0203.3 Section 2.12 Title to Assets. Title to assets of the COMPANY shall be in the name of the COMPANY. The Members shall not have any interest in any specific assets of the COMPANY. The Membership Interest of each Member is personal property. Section 2.13 Fiscal Year. The fiscal year of the COMPANY shall end each December 31 (the “Fiscal Year”). The Board may change the Fiscal Year of the COMPANY from time to time, subject to Section 706 of the Code and otherwise in accordance with applicable Law. The COMPANY shall have the same Fiscal Year for U.S. federal income tax purposes and for accounting purposes. Section 2.14 No State Law Partnership. The Members intend that the COMPANY shall not be a partnership (including a limited partnership) or joint venture, and that no Member, Manager or officer shall be a partner or joint venturer of any other Member, Manager or officer, for any purposes other than federal and, if applicable, state or local income tax purposes, and this Agreement shall not be construed to the contrary. Section 2.15 Non Solicitation. [***]. Section 2.16 Non-Competition. [***]. Section 2.17 Member Ownership Disclosures. Within ten (10) days after any Manager's request from time to time, each Member shall provide to the Board such information concerning such Member and its direct and indirect beneficial owners as necessary for the Company to comply with (a) the Corporate Transparency Act (31 U.S.C. § 5336, et seq.) and the regulations promulgated thereunder and any substitute or similar legislative or statutory requirement whether state, federal or local, each as amended from time to time (collectively, the "CTA"), and (b) any lender required compliance or reporting requirements or other required compliance or reporting requirements under applicable law, rule or regulation (including, without limitation, the CTA). If any information provided pursuant to this Section changes or otherwise needs to be updated, each Member shall promptly provide such updated information to the Board no later than ten (10) days after such change occurs. The Company, each Member and the Board is entitled to rely on all such information and by providing such information, the Member is deemed to represent and warrant that such information is true and correct. Each Member acknowledges and agrees that any information provided pursuant to this Section may be reported and/or disclosed as required by the CTA, other applicable law, rule or regulation or the Company's obligations under its financing arrangements, notwithstanding any confidentiality provisions contained elsewhere in this Agreement. ARTICLE III MEMBERS; MEMBERSHIP INTERESTS Section 3.1 Members. The names and addresses of the Members, the number and type of Membership Units held by each Member and the Capital Contribution of each Member, are set forth on Schedule A hereto. The Board shall update Schedule A and ensure that it accurately reflects the information to be provided for therein. Any update to Schedule A made in accordance with this Section 3.1 shall not be deemed an amendment to this Agreement and shall not require

5 78378947;16 4139-5401-0203.3 Member approval. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time. Section 3.2 Membership Interests. The Membership Interests of the Members shall be represented by issued and outstanding Membership Units, which may be divided into one or more types, classes or series upon unanimous approval of the Board in accordance with Section 8.3 of this Agreement. To the extent permitted, each type, class or series of Membership Units shall have the privileges, preferences, duties, liabilities, obligations and rights, including voting rights (if any), set forth in this Agreement with respect to such type, class or series. (a) Common Units. The COMPANY is hereby authorized to issue a class of Membership Units designated as common units (the “Common Units”). As of the Effective Date, one hundred (100) Common Units are issued and outstanding in the amounts set forth on Schedule A opposite each Member’s name. (b) Additional Classes. In addition to the Common Units the COMPANY is authorized to create, authorize, issue or sell, subject to compliance with Section 8.3, additional classes of Securities as the Board shall determine, with such designations, preferences, rights, powers and duties as shall be fixed by the Board and which may include (but shall not be limited to), additional classes of Membership Units reflecting additional Capital Contributions made after the Effective Date, to which the assets and liabilities and income and expenditure attributable or allocated to such class shall be applied or charged, in connection with any such actions. Subject to compliance with Section 13.5, the Board shall be entitled to amend, restate or otherwise modify this Agreement to effectuate any such actions. Section 3.3 Future Securities. Subject to compliance with Section 8.3, each Member agrees that all Securities of the COMPANY now held (including any Securities issued upon the exercise, conversion or exchange of any warrants, options or other rights to acquire equity Securities of the COMPANY or Securities that are convertible into equity Securities of the COMPANY) or which may be issued or Transferred hereafter to a Member in consequence of any additional issuance, purchase, Transfer, exchange or reclassification of any of such Securities, corporate reorganization or any other form of recapitalization, consolidation, acquisition, Membership Interest split or Membership Interest dividend, or which are acquired by a Member in any other manner, in each case in accordance with the terms of this Agreement, shall be subject to the provisions of this Agreement. Subject to compliance with Section 8.3, if, and as often as, there are any changes in Membership Interests by way of a split or dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Membership Interests as so changed. Section 3.4 Certificates. Membership Interests shall be uncertificated and recorded in the books and records of the COMPANY (including Schedule A). Section 3.5 Admission of Additional or Replacement Members. 6 78378947;16 4139-5401-0203.3 (a) After the Effective Date, a Person shall become a Member pursuant to the terms of this Agreement only if and when such person (1) acquires Membership Units from an existing Member pursuant to a valid Transfer in compliance with this Agreement or (2) acquires Membership Units from the COMPANY. In connection with any of the foregoing acquisition of Membership Units, such acquiring Person shall execute an Addendum Agreement in substantially the form of Exhibit B or as otherwise approved by the Board (an “Addendum Agreement”) and, to the extent necessary as to comply with the Act or other applicable Law, such other documents that the Board may reasonably request. (b) Upon admission of such Person as a Member, the Board and the Members shall amend or cause to be amended Schedule A to reflect such Person as a Member. Section 3.6 Cessation of Membership Interest. A Member shall automatically cease to be a Member upon the Transfer of all of such Member’s Membership Interest in accordance with this Agreement. Promptly upon any such Transfer, the Board and the Members shall cause such Member’s name to be removed from Schedule A. Section 3.7 Voting Rights of Members. (a) General. Only those actions that require the consent or approval of the Members under this Agreement, applicable Law, or that the Board otherwise determines in its sole discretion to submit to the Members shall be submitted to the Members for approval. Each Common Unit shall have one vote on all matters on which the holders of the Common Units are entitled to vote. Unless otherwise specified herein, the affirmative vote of Members representing at least a majority of the Common Units shall be sufficient to approve any matter on which the holders of the Common Units are entitled to vote on behalf of the holders of the Common Units. Section 3.8 Action by Written Consent of Members. (a) Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if the Members that would be necessary to approve the action pursuant to the terms of this Agreement consent thereto in writing; provided, that any proposed consent shall be delivered to all of the Members of the COMPANY prior to any proposed effective date of such consent. (b) Any copy, facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile, electronic mail or other reproduction shall be a complete reproduction of the entire original writing. Such writing or writings shall be filed with the minutes of the proceedings of the Members. In any instance where action is authorized by written consent, a meeting of the Members will not be required to be called or notice be required to be given. Written consent by the Members pursuant to this Section 3.8 shall have the same force and effect as a vote of such Members taken at a duly held meeting of the Members and may be stated as such in any document. 7 78378947;16 4139-5401-0203.3 ARTICLE IV TRANSFERABILITY OF INTERESTS; RIGHTS Section 4.1 General Restrictions on Transfer of Membership Units. (a) [***]. (b) [***]. (c) The holder of any Membership Units, by acceptance thereof, agrees that prior to any proposed Transfer of such Membership Units (other than a Transfer pursuant to Section 4.2, which shall instead be governed by the terms of such Section 4.2), it shall give written notice to the COMPANY of its intention to effect such proposed Transfer and to comply in all other respects with this Agreement. Each such notice shall describe the manner and circumstances of the proposed Transfer. If requested by the non-transferring Member as a condition to any proposed Transfer, the holder delivering such notice shall deliver a written opinion, addressed to the COMPANY by the counsel for the holder of such Membership Units, stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the non-transferring Member) that such proposed Transfer (i) does not involve a transaction requiring registration or qualification of such Membership Units under the Securities Act, (ii) will not cause the COMPANY to cease to be classified as a partnership for U.S. federal or state income tax purposes, and (iii) will not cause the COMPANY to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or 7704(b) of the Code. Except as otherwise provided herein, including compliance with the foregoing provisions of this Section 4.1, such holder of such Membership Units shall be entitled to Transfer such Membership Units only in accordance with the terms of this Agreement and following the delivery of such notice to the COMPANY. (d) For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, this Section 4.1 shall apply with respect to all Membership Units of the COMPANY held at any time by a Member (including all Securities of the COMPANY and all Membership Units that may be acquired upon the exercise of such Securities), regardless of the manner in which such Member initially acquired such Membership Units or Securities of the COMPANY. (e) If any Membership Units are Transferred in compliance with the provisions of this Article IV, each item thereof and all other items attributable to such interest for such COMPANY taxable year shall be divided and allocated between the transferor Member and the transferee Member using any method and/or convention permitted under Section 706 of the Code selected by the Board. All distributions with respect to which the record date is before the date of such Transfer shall be made to the transferor Member, and all distributions with respect to which the record date is after the date of such Transfer, in the case of a Transfer, shall be made to the transferee Member. Section 4.2 Right of First Refusal. [***]. (a) The Offering Member shall, within [***] of the written offer from the Third Party Purchaser, give written notice (the “Offering Member Notice”) to the COMPANY and the ROFR Rightholder stating that it has received a bona fide offer from a Third Party Purchaser and specifying: 8 78378947;16 4139-5401-0203.3 (i) the number of Offered Units to be Transferred by the Offering Member; (ii) the identity of the Third Party Purchaser; (iii) the per unit purchase price and the other material terms and conditions of the Transfer, which shall be for an all cash or cash equivalent consideration; and (iv) the proposed date, time, and location of the closing of the Transfer, which shall not be less than thirty (30) days after the expiration of the ROFR Notice Period. The Offering Member Notice shall constitute the Offering Member’s offer to Transfer the Offered Units to the ROFR Rightholder, which offer shall be irrevocable until the end of the ROFR Notice Period. (b) By delivering the Offering Member Notice, the Offering Member represents and warrants to the COMPANY and to the ROFR Rightholder that: (i) the Offering Member has full right, title, and interest in and to the Offered Units; (ii) the Offering Member has all the necessary power and authority and has taken all necessary action to Transfer such Offered Units as contemplated by this Section 4.2; and (iii) the Offered Units are free and clear of any and all Liens other than those arising as a result of or under the terms of this Agreement. (c) Upon receipt of the Offering Member Notice, each ROFR Rightholder shall have 90 days (the “ROFR Notice Period”) to elect to purchase all (and not less than all) of the Offered Units by delivering a written notice (a “ROFR Notice”) to the Offering Member and the COMPANY stating that it offers to purchase such Offered Units on the terms specified in the Offering Member Notice. Any ROFR Notice shall be binding upon delivery and irrevocable by the ROFR Rightholder. (d) If the ROFR Rightholder does not deliver a ROFR Notice during the ROFR Notice Period, it shall be deemed to have waived all of its rights to purchase the Offered Units under this Section 4.2. (e) If the ROFR Rightholder does not deliver a ROFR Notice in accordance with Section 4.2(c), the Offering Member may, during the sixty (60) day period immediately following the expiration of the ROFR Notice Period (the “Waived ROFR Transfer Period”) and subject to the provisions of Section 4.3, Transfer all of the Offered Units to the Third Party Purchaser on terms and conditions set forth in the Offering Member Notice. If the Offering Member does not Transfer the Offered Units within such period or, if such Transfer is not consummated within the Waived ROFR Transfer Period, the Offering Member’s obligations under this Section 4.2 shall be revived and the Offered Units shall not be Transferred to the Third Party Purchaser unless the Offering Member sends a new Offering Member Notice in accordance with, and otherwise complies with, this Section 4.2. (f) Each Member shall take all actions as may be reasonably necessary to consummate the Transfer contemplated by this Section 4.2, including entering into agreements and

9 78378947;16 4139-5401-0203.3 delivering certificates and instruments and consents as may be deemed necessary or appropriate, including but not limited to the admission of such purchaser as a Member of the COMPANY. (g) At the closing of any Transfer pursuant to this Section 4.2, Schedule A shall be updated to reflect each Member’s holding of Membership Units after such Transfer, and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor from such purchasing Member(s) by certified or official bank check or by wire transfer of immediately available funds. Section 4.3 Change of Control. (a) [***]. (b) [***]. (c) [***]. (d) [***]. (e) [***]. (f) [***]. (g) [***], ARTICLE V CAPITAL CONTRIBUTIONS Section 5.1 Initial Capital Contributions; Issuance of Membership Units. [***]. Section 5.2 Additional Capital Contributions; Purchases. (a) Each Member shall make additional cash contributions (“Additional Capital Contributions”) to the Company in accordance with its Membership Units and the provisions of Section 5.2, as may be called by any Member as follows: (i) for any Necessary Expenditures; (ii) to conduct the Company’s business in accordance with and to the extent any such Additional Capital Contribution is expressly set forth in the Business Plan; or (iii) as approved by the Board pursuant to Section 8.3. (b) In the event of a call for any Additional Capital Contributions in accordance with this Section 5.2, the Board or any Member shall issue to the Members a written notice of such call, which shall specify the following: (i) the amount of such Additional Capital Contributions, (ii) each Member’s pro rata share thereof, and (iii) the due date of the required payment of the Additional Capital Contributions, which shall not be less than ten (10) Business Days after the written notice. (c) If a Member (a “Non-Funding Member”) does not timely and fully contribute its respective share of any Additional Capital Contribution in accordance with this 10 78378947;16 4139-5401-0203.3 Section 5.2 above (the unfunded amount of any such Additional Capital Contribution is defined herein as an “Unfunded Capital Amount”), then each of the other Members which has contributed its portion of such Additional Capital Contribution (a “Funding Member”) shall have the right (but not the obligation) to fund all or a portion of its share of the Unfunded Capital Amount to the Company as an Additional Capital Contribution to the Company (any such contribution by a Funding Member, a “Substituted Additional Capital Contribution”). In the event such a Substituted Additional Capital Contribution is made, then: (i) the Percentage Interest (and Membership Units) of the Non-Funding Member shall be decreased by subtracting therefrom an amount equal to a fraction (expressed as a percentage), (y) the numerator of which shall equal such Substituted Additional Capital Contribution, and (z) the denominator of which shall equal the aggregate Capital Contributions made by all Members (including all Additional Capital Contributions and all Substituted Additional Capital Contributions); and (ii) the Percentage Interest (and Membership Units) of a Funding Member shall be increased by the amount of the reduction in the Non-Funding Member’s Interest corresponding to the Substituted Additional Capital Contribution made by such Funding Member. The amount of any Percentage Interest and Membership Units adjusted pursuant to this Section 5.2(c) will immediately be deemed to have transferred, effective as of the date such Funding Member actually funds a Substituted Additional Capital Contribution to the Company, from the Non-Funding Member to the Funding Member Section 5.3 Capital Account. The COMPANY shall establish on its books and records a separate capital account (a “Capital Account”) for each Member, which Capital Account shall be maintained for each Member as follows: (a) To each Member’s Capital Account there shall be credited (i) such Member’s Capital Contributions, if any, made with respect to the Membership Units of such Member, when and as received by the COMPANY, (ii) the Profits (or items of income and gain) allocated to such Member pursuant to Section 7.1 and any items in the nature of income or gain that are specially allocated to such Member pursuant to Section 7.2 and (iii) the amount of any of the COMPANY liabilities assumed by such Member as provided in Treasury Regulations Section 1.704- 1(b)(2)(iv)(c)(1). (b) To each Member’s Capital Account there shall be debited (i) the aggregate amount of cash distributed by the COMPANY to such Member in respect of such Member’s Membership Interest, (ii) the Losses (or items of loss and deduction) allocated to such Member pursuant to Section 7.1 and any items in the nature of loss or deduction that are specially allocated to such Member pursuant to Section 7.2, (iii) the Book Value of any asset of the COMPANY distributed by the COMPANY to such Member in respect of such Member’s Membership Interests (net of any liabilities that are secured by such asset that such Member is considered to assume or take subject to under Section 752 of the Code) and (iv) the amount of any liabilities of such Member assumed by the COMPANY as provided in Treasury Regulations Section 1.704- 1(b)(2)(iv)(c)(2). (c) The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b)(2)(iv) and shall be interpreted and applied in a manner consistent with such Treasury Regulation. Any references in any section of this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time 11 78378947;16 4139-5401-0203.3 to time as set forth above. In the event of any Transfer of any Membership Interest (or portion thereof) in the COMPANY in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent such Capital Account is attributable to the Transferred Membership Interest (or portion thereof). Section 5.4 No Interest. No interest shall be paid on Capital Contributions or on the balance in each Member’s Capital Account. ARTICLE VI DISTRIBUTIONS Section 6.1 Distributions. Subject in each case to restrictions imposed by Law, any agreement of the Company, Section 5.1 and Section 6.2, annually or at such other time as determined by the Board from time to time the Board may make distributions of dividends in cash following payment of expenses and yearly capital requirements as required by the Business Plan. Subject to Section 6.2, all distributions made under this Section 6.1 shall be made to the Members of record on Schedule A as of the date of the distribution. Subject to Section 6.2, the Board shall have sole discretion to determine the timing of distributions and the aggregate amount available for distribution. Any distributions to the Members pursuant to this Section 6.1 shall be made to the Members, pro rata in accordance with their respective Percentage Interests. Section 6.2 Tax Distributions. The Board shall cause the COMPANY to distribute to each Member, with respect to each quarterly estimated tax period, an amount of cash equal to the excess of (i) the product of (A) the estimated net taxable income of the COMPANY allocated to such Member for all taxable periods prior to and including such tax period (taking into account any allocations required pursuant to Section 704(c) of the Code and any adjustments pursuant to Section 743 of the Code), as reasonably determined by the Board, and (B) the Tax Rate over (ii) the aggregate of all distributions previously made to such Member under this Section 6.2 (any such distribution, a “Tax Distribution”). Any distributions pursuant to this Section 6.2 shall reduce on a dollar-for-dollar basis any future distributions to which a Member is otherwise entitled pursuant to Sections 6.1 and 12.3(c), and shall, for the purpose of Section 6.1 and 12.3(c), be treated as having been distributed under Section 6.1 or 12.3(c). Tax Distributions shall be made no later than five Business Days before the corporate estimated Tax payment dates for U.S. Federal income tax purposes or earlier if determined by the Board to be necessary provided, that, notwithstanding anything to the contrary contained herein, failure to timely make the distributions required under this Section 6.2 shall not be deemed a breach by the COMPANY of its obligations under this Section 6.2 so long as such failure to make such distributions is caused by insufficient available cash (as reasonably determined by the Board). Rights to distributions under Section 6.2 shall rank senior to any rights to distributions under Section 6.1. For the avoidance of doubt, rights to distributions under Section 6.2 shall apply to all Members and with respect to all Membership Units. ARTICLE VII ALLOCATIONS Section 7.1 Allocations of Profits. 12 78378947;16 4139-5401-0203.3 (a) After giving effect to the special allocations set forth in Section 7.2 and subject to Sections 7.3 and 7.4, Profits and Losses of the COMPANY for any Fiscal Year (or other applicable taxable period) shall be allocated to the Members in such a manner as shall cause the Capital Accounts of the Members (as adjusted through the end of such Fiscal Year (or other applicable taxable period) to equal (a) the amount such Members would receive if all assets of the COMPANY on hand at the end of such Fiscal Year (or other applicable taxable period) were sold for cash equal to their Book Values, all liabilities of the COMPANY were satisfied in cash in accordance with their terms (limited in the case of non-recourse liabilities to the Book Value of the property securing such liabilities), and all remaining or resulting cash was distributed to the Members under Section 6.1, minus (b) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets. (b) Notwithstanding Section 7.1(a), but subject to Section 7.2, to the extent necessary, individual items of income, gain, loss or deduction of the COMPANY arising in the year in which an actual liquidation occurs or arising from the sale of all or substantially all of the COMPANY’s assets will be allocated such that, to the extent possible, the balance in each Member’s Capital Account following all of the allocations pursuant to Sections 7.1 and 7.2 is equal to the amount that each such Member is entitled to receive under Section 6.1. Section 7.2 Special Allocations. Notwithstanding any other provision in this Article VII, the following special allocations, if applicable, shall be made in the following order: (a) Company Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Agreement, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of the COMPANY income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of such net decrease in Company Minimum Gain during such Fiscal Year, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 7.2(a) is intended to comply with the minimum gain chargeback requirements in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith. (b) Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Agreement, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with the principles of Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of the COMPANY income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of such net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt during such Fiscal Year, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury

13 78378947;16 4139-5401-0203.3 Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 7.2(b) is intended to comply with the minimum gain chargeback requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith. (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704- 1(b)(2)(ii)(d)(4), (5) or (6), items of the COMPANY income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such Member’s Adjusted Capital Account Deficit as quickly as possible; provided, that an allocation pursuant to this Section 7.2(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VII have been tentatively made as if this Section 7.2(c) were not in the Agreement. This Section 7.2(c) is intended to comply with the “qualified income offset” requirement set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(3) and shall be interpreted consistently therewith. (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of the COMPANY income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 7.2(d) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VII have been tentatively made as if Section 7.2(c) and this Section 7.2(d) were not in this Agreement. (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Members pro rata in accordance with their respective Percentage Interests. (f) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704- 2(i)(1). Section 7.3 Adjustments. To the extent an adjustment to the adjusted basis for U.S. federal income tax purposes of any the COMPANY asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s Membership Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members pro rata in accordance with their respective Percentage Interests in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or 14 78378947;16 4139-5401-0203.3 to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies. Section 7.4 Ameliorative Allocations. The allocations set forth in Section 7.1 and Section 7.2 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of the COMPANY income, gain, loss or deduction pursuant to this Section 7.4. Therefore, notwithstanding any other provision of this Article VII (other than the Regulatory Allocations), the COMPANY shall make such offsetting special allocations of the COMPANY income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting special allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all the COMPANY items were allocated pursuant to Section 7.1. For the avoidance of doubt, in making allocations pursuant to this Section 7.4, the COMPANY shall take into account future Regulatory Allocations under Sections 7.2(a) and 7.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 7.2(e) and Section 7.2(f). Section 7.5 Loss Limitation. Losses allocated pursuant to Section 7.1 shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year (or increase any existing Adjusted Capital Account Deficit). In the event some but not all of the Members would have Adjusted Capital Account Deficits (or an increase in any existing Adjusted Capital Account Deficit) as a consequence of an allocation of Losses pursuant to Section 7.1, the limitation set forth in this Section 7.5 shall be applied on a Member-by-Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such other Members’ respective Capital Accounts so as to allocate the maximum permissible Losses to each Member under Treasury Regulations Section 1.704- 1(b)(2)(ii)(d). Section 7.6 Other Allocation Rules. (a) The allocation provisions set forth in this Article VII and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and will be interpreted and applied in a manner consistent with such Treasury Regulations. (b) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board using any permissible method under Section 706 of the Code and the Treasury Regulations promulgated thereunder. (c) If the Membership Interest of any one or more Members changes during the Fiscal Year, all the COMPANY items of income, gain, loss, deduction and credit shall be allocated among the Members for such Fiscal Year in a reasonable manner, as determined by the Board, that 15 78378947;16 4139-5401-0203.3 takes into account the varying Membership Interests of the Members in the COMPANY during such Fiscal Year in accordance with Section 706 of the Code. (d) The Members are aware of the income tax consequences of the allocations made by this Agreement and hereby agree to be bound by the provisions of this Agreement in reporting their shares of the COMPANY income and loss for income tax purposes. (e) Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the COMPANY (within the meaning of Treasury Regulations Section 1.752-3(a)(3)), the Members’ interests in the COMPANY profits shall be deemed to be in proportion to their Percentage Interests. Section 7.7 Income Tax Allocations. (a) In accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, each item of income, gain, loss, and deduction with respect to any property contributed to the capital of the COMPANY shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property for U.S. federal income tax purposes and its initial Book Value using any method permitted under Treasury Regulations Section 1.704-3, as determined by the Board in its sole discretion. (b) In the event the Book Value of any the COMPANY asset is adjusted pursuant to clause (a) of the definition of “Book Value,” subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Book Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder and Section 7.6(a). (c) Subject to the provisions of Sections 7.7(a) and 7.7(b), items of income, gain, loss, deduction and credit to be allocated for income tax purposes shall, for each taxable period, be allocated among the Members in the same manner and in the same proportion as such items are allocated among the Members’ respective Capital Accounts. (d) Allocations pursuant to this Section 7.7 are solely for income tax purposes, and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement. ARTICLE VIII GOVERNANCE; MANAGEMENT OF THE COMPANY Section 8.1 Management Under Direction of the Board. (a) Except as otherwise expressly provided for herein, the business and affairs of the COMPANY shall be governed by a board of managers (the “Board,” and each member of the Board, a “Manager”), and the Board shall possess all rights and powers as provided in this Agreement, the Act and otherwise by Law. Except as otherwise expressly provided for herein, the 16 78378947;16 4139-5401-0203.3 Members hereby consent to the exercise by the Board of all such powers and rights conferred on them by this Agreement and the Act with respect to the management and control of the COMPANY. No Member, in such capacity as a Member, shall have any power to act for, sign for or do any act that would bind the COMPANY, unless otherwise authorized by the Board. No individual Manager, in such capacity as a Manager, shall have any power to act for, sign for or do any act that would bind the COMPANY, unless otherwise authorized by the Board. Except as otherwise expressly provided in this Agreement or required by applicable Law, the Members shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the COMPANY or the Board. (b) Except as otherwise expressly provided for herein, decisions of the Board shall require the approval of a majority of the votes cast by Managers present at a meeting of the Board at which a quorum is present. Each Manager shall be entitled to cast one (1) vote for each Common Unit held by the respective Member who designated such Manager. (c) The Board shall be the “manager” within the meaning of the Act. Except as otherwise expressly provided for herein, the Board shall have full and complete discretion to manage and control the business and affairs of the COMPANY, to make all decisions affecting the business and affairs of the COMPANY and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the COMPANY as set forth herein. (d) [***]. (e) Subject to the direction of the Operating Member, and unless and until the Operating Member or the Board unanimously determines otherwise, the day-to-day administration of the business of the COMPANY shall be carried out by the Company General Manager, whose responsibilities shall include: (i) [***] (ii) [***] (iii) [***] (iv) [***] (v) [***] (vi) [***] (vii) [***] (viii) [***] (ix) [***] (x) [***]

17 78378947;16 4139-5401-0203.3 (xi) [***] (xii) [***] (xiii) [***] (xiv) [***] (xv) [***] (xvi) [***] (xvii) [***] (xviii) [***] (xix) [***] (xx) [***] (f) The Board, in consultation with the Operating Member and the Company General Manager, shall from time to time designate employees, secondees or agents of the COMPANY and its Subsidiaries as officers in order to assist with the day-to-day administration of the business, with titles including “chairman,” “vice chairman,” “managing director,” “principal,” “president,” “vice president,” “treasurer,” “assistant treasurer,” “secretary,” “assistant secretary,” “general manager,” “director,” “chief executive officer,” “chief financial officer,” “chief investment officer” and “chief compliance officer,” as and to the extent authorized by the Board. The officers of the COMPANY shall have such titles and powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same Person. (g) Except as otherwise expressly provided for herein, no Member, in its capacity as such, shall participate in the management of the COMPANY or have any control over the business of the COMPANY. Notwithstanding any other provision in this Agreement, (i) in no event shall a Member be considered a managing member of the COMPANY by agreement (other than this Agreement), estoppel, as a result of the performance of its duties or otherwise, and (ii) except as otherwise expressly provided for herein, the Members shall not be deemed to be participating in the control of the business of the COMPANY within the meaning of the Act as a result of any actions taken by a Member hereunder. (h) Each Member agrees that, except as otherwise expressly provided herein and to the fullest extent permitted by applicable Law, any action of or relating to the COMPANY by the Operating Member, the Company General Manager or the Board as provided herein shall bind each Member in its capacity as a Member. (i) The Company may carry out any or all of the Business through Subsidiaries. Thus, wherever this Agreement refers to the Company, such reference will be deemed to include any such Subsidiaries, as the context may require. The Members acknowledge and agree that, 18 78378947;16 4139-5401-0203.3 notwithstanding anything to the contrary contained herein: (a) each Subsidiary shall be operated in the same manner, and subject to the same restrictions and requirements, as the Company is to be operated under pursuant to this Agreement; (b) in no event may any act be taken or omission be made by any Subsidiary if the Company would not have been permitted hereunder to take such act or make such omission; and (c) to the extent that any matter or act would require the consent or approval of the Board or the Members if such matter or act pertained to the Company, such matter or act shall also require, the consent or approval of the Board or the Members (as applicable) if it pertains to any Subsidiary. Each Manager shall perform, with no additional compensation, the same or substantially identical services for each such Subsidiary as the Manager performs for the Company, subject to the terms, conditions, limitations and restrictions set forth in this Agreement. Each Manager agrees to perform such duties, and in such circumstances and with regard to such duties, the Manager shall be subject to the same standards of conduct and shall have the same duties and obligations in performing such services on behalf of each such Subsidiary as are set forth in this Agreement. Section 8.2 Composition of the Board. (a) [***] (i) [***]; and (ii) [***]. (b) Each Manager shall hold office until such Manager’s successor is elected and qualified, or until such Manager’s earlier death, resignation or removal. Any Manager may resign at any time upon written notice to the COMPANY. Any Manager may be removed, with or without cause, by the Member entitled to designate such Manager pursuant to Section 8.2(a). Section 8.3 Matters Requiring the Unanimous Approval of the Board. [***]. (a) [***]. (b) [***]. (c) [***]. (d) [***]. (e) [***]. (f) [***]. (g) [***]. (h) [***]. (i) [***]. (j) [***]. 19 78378947;16 4139-5401-0203.3 (k) [***]. (l) [***]. (m) [***]. (n) [***]. (o) [***]. (p) [***]. (q) [***]. (r) [***]. (s) [***]. (t) [***]. (u) [***]. (v) [***]. (w) [***]. Section 8.4 Deadlock. (a) If at two (2) successive meetings of the Board, the Board is unable to reach a decision by the required vote regarding any of the matters requiring unanimous approval of the Board submitted as a bona fide matter for consideration by the Board at such meetings (a "Deadlock"), the Board shall refer the matter subject to the Deadlock to WILLIS and GEM, who shall attempt to resolve such matter within ten (10) days after referral to them of the issue subject to a Deadlock (or, if mutually agreed by the Members, a longer period of time). Any resolution agreed to by WILLIS and GEM shall be final and binding on the COMPANY and the Members. (b) If the Members are unable to resolve the Deadlock within the time period set forth in Section 8.4(a) (including any agreed extensions), the Deadlock shall initially be mediated (the "Mediation") within 10 days from the date a written request for mediation is made by any Member. The Mediation shall take place in New York, New York and shall be in English. The Mediation shall be conducted before a single mediator to be agreed upon by the Members. If the Members cannot agree on the mediator, each Member shall select a mediator and such mediators shall together unanimously select a neutral mediator who will conduct the mediation. Each Member shall bear the fees and expenses of its mediator and all the Company shall bear the fees and expenses of the final mediator; provided, that any Member may elect to pay the mediator fees and expenses of the Company in the event that the Company does not have available funds to pay such fees and expenses, and the Company shall reimburse promptly reimburse such fees and expenses and shall reimburse such fees and expenses prior to making any distributions to the 20 78378947;16 4139-5401-0203.3 Members. The outcome of the Mediation shall be subject to agreement of both GEM and WILLIS, and shall not take longer than 60 days from the date the Board informs GEM and WILLIS of a Deadlock. The Board, the Operating Member and the Company General Manager shall operate the Company in the ordinary course of business consistent with past practice until any such Deadlock is resolved, and no action may be taken by the Board, the Operating Member or the Company General Manager with respect to any such Deadlock until such Deadlock is resolved. (c) If the issue subject to the Deadlock has not been resolved in accordance with Section 8.4(a) or (b), then, other than during any Lock-up Period, any Member (together with its Affiliates, the “Offering Member”) shall have the right to serve a notice (a “Buy-Out Notice”) on the other Members (the “Offeree Member”) setting forth the Offering Member's desire to purchase all of the Membership Interest of the Offeree Member (and its Affiliates). The Buy-Out Notice shall contain (I) a stated amount (the “Buy-Sell Price") at which the Offering Member would purchase all of the assets of the Company as if such assets were free and clear of all liens, claims and encumbrances; (II) a statement of the other terms and conditions, including representations and warranties, upon which the Offering Member would be willing to purchase from the Offeree Member and its Affiliates their Membership Interests (collectively, the “Terms”); and (III) a closing date, which shall be thirty (30) days after the expiration of the Election Period (as hereinafter defined). A copy of the Buy-Out Notice shall be delivered to the Company accountants who shall, within fifteen (15) calendar days, determine and notify the Members in writing (the “Accountant's Notice”) as to the amount each Member comprising the Offeree Member would receive (the “Offeree Value”) and the amount each Member comprising the Offering Member (and its Affiliates) would receive (the “Offeror Value”) on account of its Membership Interest and any loans made by such Member (or its Affiliates) to the Company if all Company assets were sold for the Buy-Sell Price, all liabilities of the Company (including any loans by any such Member or any of its Affiliates to the Company) were paid in full, and the remaining proceeds distributed to the Members in accordance with Section 6.1. The Offeree Member shall, within one-hundred twenty (120) days after the date of the Accountant's Notice (the "Election Period"), give written notice (“Election Notice”) to the Offering Member electing either (A) to sell to the Offering Member all of the Offeree Member's (and its Affiliates') right, title and interest in and to their Membership Interests and in any loans to the Company for a cash purchase price equal to the Offeree Value and subject to the Terms or (B) to purchase all of the Offering Member's (and its Affiliates') right, title and interest in and to their Membership Interest and in any loans to the Company for a cash purchase price equal to the Offeror Value and subject to all Terms. The Election Notice may not contain any conditions or qualifications to such election and must contain one of the following statements: (1) In response to the Buy-Out Notice, [Insert name of Offeree Member] hereby irrevocably elects to sell its (and any Affiliate's) entire Membership Interest to [Insert name of Offering Member] subject to the Terms and the terms of the Limited Liability Company Agreement of Willis Global Engine Testing LLC; or (2) In response to the Buy-Out Notice, [Insert name of Offeree Member] hereby irrevocably elects to purchase the entire Membership Interest of [Insert name of Offering Member and any Affiliate] subject to the Terms and the terms of the Limited Liability Company Agreement of Willis Global Engine Testing LLC. In the case where the Offeree Member elects to purchase the Membership Interest of the Offering Member, the Election Notice shall set a date no later than thirty (30) days after the expiration of the Election Period, on which the closing of such purchase and sale shall be held at the principal offices of the Company. Failure to give the Election Notice within one hundred twenty (120) days following the determination and notification of the Offeree Value shall be deemed an acceptance by the Offeree Member of the

21 78378947;16 4139-5401-0203.3 Offering Member's offer to purchase the Offeree Member's (and its Affiliates') Membership Interests for the Offeree Value and the Offeree Member's agreement that the closing of such purchase and sale shall take place at the principal offices of the Company on the closing date provided in the Buy-Out Notice or at such other place and/or date agreed upon by the parties. The purchasing Member shall be entitled to enforce its rights under this Section 8.4 by specific performance. The terms and provisions of this Section 8.4 shall be self-operative without the need to enter into any further agreements with respect to the matters set forth herein, except for such documents as may be reasonably required to document the Transfer of any Membership Interest pursuant to the terms hereof; provided, however, in all events the Membership Interest shall be sold free and clear of all liens, claims, charges and encumbrances of any nature whatsoever. (d) In connection with any sale pursuant to Section 8.4, (1) the selling Member and or its principals or Affiliates, as appropriate, shall receive a full and unconditional release from all Loan Guarantees given by the selling Member or any of its principals or Affiliates in connection with third party indebtedness (other than with respect to liabilities thereunder which are (i) attributable to so called "bad boy acts" of the selling Member, its principals or Affiliates under said Loan Guarantees or (ii) for acts, events or circumstances arising on or prior to or existing as of the closing date of such sale) or, in the alternative, (2) a creditworthy Affiliate of the non-selling Member acceptable to the selling Member in its sole but reasonable discretion shall indemnify, protect, defend and hold harmless the selling Member, its Affiliates and/or principals from all Loan Guarantees given by the selling Member or any of its principals or Affiliates in connection with third party indebtedness (other than with respect to liabilities thereunder which are (i) attributable to so called "bad boy acts" of the selling Member, its principals or Affiliates under said Loan Guarantees or (ii) for acts, events or circumstances arising on or prior to or existing as of the closing date of such sale), including advancing expenses so that the indemnified parties do not have to come out of pocket with respect to any such Loan Guarantees or any expenses incurred in defending any actions or claims initiated with respect to said Loan Guarantees. Section 8.5 Meetings of the Board. (a) Quorum. The presence of one WILLIS Manager and one GEM Manager shall constitute a quorum for the transaction of business of the Board. A Manager who is present at a meeting of the Board at which an action on any matter is taken shall be presumed to have assented to the action unless such Manager’s dissent shall be entered in the minutes of the meeting or unless such Manager shall file a written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the COMPANY immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action. (b) Meetings Notice. Meetings of the Board may be held at such place or places as shall be determined from time to time by the Board. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by the Board or set forth in the notice of meeting. Meetings of the Board may be called on twenty-four (24) hours’ notice of such meeting to all Managers. Attendance by a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notice of any meeting of the Board or other committee may be given personally, by mail, facsimile, 22 78378947;16 4139-5401-0203.3 email, courier or other means and, if other than personally, shall be deemed given when written notice is delivered to the office of the Manager at the address of the Manager (including email address) in the books and records of the COMPANY. For the avoidance of doubt, actions may also be taken in the manner and to the extent expressly provided in the Act. Section 8.6 Reimbursement of Expenses. All Managers shall be reimbursed by the COMPANY and its Subsidiaries for all documented, reasonable, out-of-pocket expenses incurred in attending meetings of the Board and as necessary to conduct the COMPANY’s business. Section 8.7 Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, any Person dealing with the COMPANY shall be entitled to rely exclusively on the representations of the Board as to its power and authority to enter into arrangements and shall be entitled to deal with the Board as if it were the sole party in interest therein, both legally and beneficially. In no event shall any Person dealing with the Board or the Board’s representative with respect to any business or property of the COMPANY be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the Board or the Board’s representative; and every contract or other document executed by the Board or the Board’s representative with respect to any business or property of the COMPANY shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and/or delivery thereof this Agreement was in full force and effect; (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the COMPANY; and (c) the Board or the Board’s representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the COMPANY. Section 8.8 Certain Duties and Obligations of the Members; Exculpation; Indemnity. (a) No Member shall take, or cause to be taken, any action that would result in any other Member having any personal liability for the obligations of the COMPANY. (b) To the fullest extent permitted by applicable Law, no current or former Member or any current or former Affiliate of any Member or their respective current or former members, managers, officers, directors, employees, agents, direct or indirect securityholders or partners nor any current or former Manager or Person who serves or has served at the specific request of the Board on behalf of the COMPANY as a manager, officer, director, employee or agent of any other entity (each, an “Indemnitee”) shall be liable to the COMPANY or to any Member for any act performed or omission made by such Person in connection with this Agreement or the matters contemplated herein or with respect to the business of the COMPANY, unless such act or omission constitutes fraud, a material breach of this Agreement, gross negligence, willful misconduct or a willful illegal act. (c) The COMPANY shall, to the fullest extent permitted by Law, indemnify and hold harmless any Indemnitee (and its respective heirs and legal and personal representatives) who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the COMPANY), by reason of any acts or omissions or alleged acts or 23 78378947;16 4139-5401-0203.3 omissions arising out of such Person’s activities either on behalf of the COMPANY or in furtherance of the interests of the COMPANY or arising out of or in connection with the COMPANY, against all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Indemnitee and arise out of or in connection with such action, suit or proceeding; provided, that such Person’s act or omission does not constitute gross negligence, willful misconduct, fraud, a material breach of this Agreement or a willful illegal act. (d) The right to indemnification conferred in this Section 8.8 shall include the right to be paid or reimbursed by the COMPANY for expenses incurred by a Person of the type entitled to be indemnified under Section 8.8(c) who was, is, or is threatened to be made, a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the Person’s ultimate entitlement to indemnification. Such expenses shall, at the request of the Person entitled to be indemnified under Section 8.8(c), be advanced by the COMPANY on behalf of such Person in advance of the final disposition of a proceeding so long as such Person shall have provided the COMPANY with a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Section 8.8 or otherwise. (e) The right of any Indemnitee to the indemnification provided herein is cumulative of, and in addition to, any and all rights to which such Indemnitee may otherwise be entitled by contract or as a matter of Law or equity, and extends to such Indemnitee’s successors, assigns and legal representatives; provided, that (i) to the extent that any Indemnitee is entitled to be indemnified by the COMPANY, any other Indemnitee and/or any insurer under a policy procured by such Indemnitee, the obligations of the COMPANY hereunder shall be primary and the obligations of such other Indemnitee or insurer secondary; and (ii) the COMPANY shall not be entitled to contribution or indemnification from or subrogation against such other Indemnitee or insurer. (f) If this Section 8.8 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the COMPANY shall nevertheless indemnify and hold harmless each Indemnitee pursuant to this Section 8.8 to the fullest extent permitted by any applicable portion of this Section 8.8 that shall not have been invalidated and to the fullest extent permitted by Law. (g) The provisions of this Section 8.8 shall be a contract between the COMPANY, on the one hand, and each Indemnitee, on the other hand, pursuant to which the COMPANY and each such Indemnitee intend to be legally bound. No amendment, modification or repeal of this Section 8.8 that adversely affects the rights of an Indemnitee to indemnification incurred or relating to a state of facts existing prior to such amendment, modification or repeal shall apply in such a way as to eliminate or reduce such Indemnitee’s entitlement to indemnification without the Indemnitee’s prior written consent. (h) The provisions of this Section 8.8 shall survive the dissolution, liquidation, winding up or termination of the COMPANY. 24 78378947;16 4139-5401-0203.3 Section 8.9 No Recourse Agreement. Neither the COMPANY nor any of its Subsidiaries shall enter into any agreement which shall provide for recourse to any Member or Manager without the prior written consent of such Member or Manager, as applicable. Without limiting any rights or obligations of any party under this Agreement to have recourse against any other party to this Agreement, to the extent provided in this Agreement (but in no way expanding on the rights, obligations or liabilities hereunder), no recourse to (a) any assets or properties of any members, partners or direct or indirect securityholders of any Member (or any Person that controls such member, partner or direct or indirect securityholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), (b) any former, current or future officer, director, agent, general or limited partner, member, manager, direct or indirect securityholder, employee or Affiliate of any Member or any former, current or future officer, director, agent, general or limited partner, member, manager, direct or indirect securityholder, employee or Affiliate of any of the foregoing (collectively, each a “Non-Recourse Person”) shall be had and no judgment relating to the obligations of any Member under this Agreement (except to the extent any such Person expressly is individually liable thereunder) or for any payment obligations under this Agreement (except to the extent any such Person expressly is individually liable thereunder), or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be obtainable by the COMPANY or any Member against any Non-Recourse Person. ARTICLE IX COVENANTS ; REPRESENTATIONS AND WARRANTIES Section 9.1 Limitation of Liability. No Member, in such capacity, shall have any liability under this Agreement for the debts, liabilities or obligations of the COMPANY, except as provided in the Act. The transaction of any business by the Board or any director, manager, partner, officer, employee or agent of a Manager in its capacity as such shall not affect, impair or eliminate the limitations on the liability of any Member under this Agreement. Section 9.2 Waiver Relating to Business Opportunities. (a) Nothing in this Agreement shall be construed to require any Manager to manage the COMPANY as his, her or its sole and exclusive function. Except as set forth in this Agreement, any Member, Manager or Non-Recourse Person may engage in or possess any interest in other investments, business ventures, activities or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the investments, business or activities of the COMPANY and its Subsidiaries, and may provide advice and other assistance to any such investment, business venture, activity or Person. Except as set forth in this Agreement, the COMPANY, the Members and the Subsidiaries of the COMPANY shall have no rights (including any right to acquire, participate or have any interest of any nature whatsoever) by virtue of this Agreement in and to such investments, business ventures, activities or Persons or the income or profits derived therefrom. Except as set forth in this Agreement, the pursuit of any such investments or business ventures, even if competitive with the business of the COMPANY and its Subsidiaries, shall not be deemed wrongful or improper. (b) Except as set forth in this Agreement, no Member, Manager or Non- Recourse Person shall be obligated to present or disclose any information relating to any investment, business or other opportunity to the COMPANY or its Subsidiaries even if such opportunity is of

25 78378947;16 4139-5401-0203.3 a character that, if presented to the COMPANY or its Subsidiaries, could be pursued by the COMPANY or its Subsidiaries, and any Member, Manager or Non-Recourse Person shall have the right to pursue for its own account (individually or as a partner or a fiduciary) or to recommend to any other Person any such opportunity, without any obligation to notify or communicate any information with respect such opportunity to the COMPANY or any of its Subsidiaries. Section 9.3 Confidential Information. (a) Subject to the immediately following sentence, each Member agrees that all Confidential Information of the COMPANY and of any Subsidiary of the COMPANY will be kept confidential and will not be disclosed by such Member; provided, that the foregoing restriction shall not apply to information which (i) is lawfully and independently obtained by a Member from a third party without restriction as to disclosure by such Member, (ii) was known by a Member prior to its disclosure by or on behalf of the other Member, the COMPANY or any of its Subsidiaries, is in the public domain or enters into the public domain through no fault of a Member, (iii) is independently developed by a Member without reference to information provided by the COMPANY or any of its Subsidiaries or (iv) a Member is required by law or legal process to disclose (in which case such Member shall promptly notify the COMPANY in writing prior to making any such disclosure in order to facilitate the COMPANY’s efforts to seek a protective order or other appropriate remedy from the proper authority, and agrees to cooperate with the COMPANY in seeking such order or other remedy). A Member may disclose Confidential Information to its and any of its Affiliate’s respective directors, officers, employees, advisors, consultants, financing sources, partners, or actual or potential investors or Transferees, and agents or representatives of any of the foregoing (collectively, “Representatives”) who have a need to know the Confidential Information, using the same degree of care used to protect its own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care; provided, such Representatives agree to keep such Confidential Information confidential and such Member shall be responsible for such Representatives doing so. Confidential Information of the COMPANY and of any of its Subsidiaries shall not otherwise be disclosed to any third party without the prior written consent of the COMPANY. If this Agreement is terminated or if such Member ceases to own any Membership Interests, and if requested by the COMPANY, each such Member will cause to be delivered to the COMPANY all materials obtained by such Member from or on behalf of the COMPANY or any of its Subsidiaries, whether obtained before or after the date of this Agreement. Notwithstanding anything to the contrary herein, but subject to Section 2.16, each Member may use Confidential Information to improve its (and its Affiliates') products and services and use all derivatives of Confidential Information in its own independent business operations (b) Notwithstanding anything in this Agreement to the contrary, to comply with Treasury Regulations Section 1.6011-4(b)(3)(i), any Member (and any employee, representative, or other agent of such Member) may disclose to any and all persons of any kind, the tax treatment and tax structure of the COMPANY or any transactions undertaken by the COMPANY to the extent the Member acquires such information on or after the Effective Date, it being understood and agreed, for this purpose, that the following do not constitute such tax treatment or tax structure information: (i) the name of, or any other identifying information regarding, the COMPANY or any existing or future investor (or any Affiliate thereof) in the COMPANY, or any investment or transaction entered into by the COMPANY, (ii) any specific performance information relating to 26 78378947;16 4139-5401-0203.3 the COMPANY or its investments, and (iii) any performance or other information relating to previous funds or investments sponsored by any of the Members. Section 9.4 Representations and Warranties. Each Party makes the following representations and warranties on and as of the date of this Agreement. Each Party understands that the other Parties are relying on the representations and warranties and are entering into this Agreement on the basis of them: (a) each Party is a company properly organized and validly existing respectively under the laws of its jurisdiction of incorporation. It has power to carry on its business as it is now being (or will be) conducted and has (or will have) all licenses, consents, approvals, permits, authorizations, exemptions and certifications required for that purpose; (b) each Party has power to enter into and perform its obligations under this Agreement; all necessary corporate, shareholder and other action have been taken to authorize the entry into, performance and delivery of this Agreement; (c) this Agreement has been duly authorized, executed and delivered by such Party and are valid, legal and binding obligations of such Party, enforceable against such Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, examinership, moratorium or other laws affecting creditors’ right generally and subject to general principles of equity, regardless of whether considered in a proceeding of equity or at law; (d) entering into this Agreement and performing its obligations hereunder will not: (i) conflict with such Party’s limited liability company agreement (or other constitutional documents); or (ii) conflict with, or result in a breach of, any existing contract into which such Party has entered; (iii) no approval of, or filing with, any governmental authority or other person is required in connection with such Party’s entering into, or the payment or performance of its obligations under, this Agreement, excluding required FAA approval of engine test cell services; and (iv) no legal proceedings are pending or, to each Party’s knowledge, threatened against it which if decided against it would have a material adverse effect upon each Party’s financial condition or business or its ability to perform its obligations under this Agreement. ARTICLE X ACCOUNTING; TAX MATTERS Section 10.1 Financial Statements. The COMPANY shall furnish to each Member the following reports: 27 78378947;16 4139-5401-0203.3 (a) As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, audited consolidated balance sheets of the COMPANY and its Subsidiaries as at the end of each such Fiscal Year and audited consolidated financial statements of income, cash flows and Members’ equity for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year, accompanied by the opinion of the independent certified public accountants of national standing selected by the Board. (b) As soon as available, and in any event within forty-five (45) days after the end of each such quarterly accounting period in each Fiscal Year (other than (i) the last fiscal quarter of the Fiscal Year, and (ii) the Fiscal Quarter in which the Effective Date occurs, which deliverables required pursuant to this clause (ii) shall be delivered within 75 days after the end of such Fiscal Quarter), unaudited consolidated balance sheets of the COMPANY and its Subsidiaries as at the end of each such fiscal quarter and for the current Fiscal Year to date and unaudited consolidated statements of income, cash flows and Members’ equity for such fiscal quarter and for the current Fiscal Year to date, in each case setting forth in comparative form the figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (except as set forth therein), subject to normal year- end audit adjustments and the absence of notes thereto. Section 10.2 Inspection Rights. Subject to Section 12.2, each Member shall, upon reasonable notice, have the inspection rights provided by Section 18-305 of the Act. Without limiting the foregoing, the Members shall, upon reasonable notice, have reasonable access during normal business hours to (i) the COMPANY’s properties, offices and other facilities and (ii) the books and records and minutes of proceedings of the COMPANY (and, to the extent reasonably related to the particular Member’s investment in the COMPANY, the ability to make copies thereof). Section 10.3 Partnership Audit Provisions (a) WILLIS shall be the initial “partnership representative” of the COMPANY within the meaning of Section 6223 of the Code (the “Partnership Representative”) and is authorized to appoint a “designated individual” for purposes of Treasury Regulations Section 1.6223-1(b)(3) and any corresponding state or local tax Law. The COMPANY and the Members shall complete any necessary actions (including executing any required certificates or other documents) to effect either such designation. The Board may remove the Partnership Representative at which point the Board shall appoint a Replacement Partnership Representative. The Partnership Representative may resign only in compliance with the rules set for in Treasury Regulations Section 1.6223-1(d), at which point the Board shall appoint a replacement Partnership Representative. The COMPANY shall pay and be responsible for all reasonable third-party costs incurred by the Partnership Representative and designated individual in performing their duties and any costs and expenses incurred by the Partnership Representative or designated individual in connection with an audit of a tax return of the COMPANY. The COMPANY shall indemnify and hold harmless the Partnership Representative and designated individual, as applicable, from and against any loss, liability, damage, cost or expense (including attorneys’ and accountants’ fees) sustained or incurred as a result of any act or decision concerning the COMPANY tax matters and within the scope of such Person’s responsibility as Partnership Representative, as applicable, other than any acts or omissions constituting a material breach of this Agreement, willful misconduct or 28 78378947;16 4139-5401-0203.3 gross negligence. All amounts indemnified shall be advanced as incurred. The Partnership Representative, as applicable, shall be entitled to rely on the advice of outside legal counsel and accountants as to the nature and scope of its responsibilities and authority, and any act or omission of the Partnership Representative pursuant to such advice in no event shall subject the Partnership Representative to liability to the COMPANY or any Member. (b) The Partnership Representative, with the consent of the Board, may make any elections available to be made as Partnership Representative, including, the elections described in Sections 6221(b) and 6226(a)(1) of the Code. In the event that the COMPANY becomes liable for any taxes, interest or penalties under Section 6225 of the Code, (i) each Person that was a Member of the COMPANY for the Fiscal Year to which such liability relates shall indemnify, defend and hold harmless the COMPANY for such Person’s allocable share (as determined by the Board in its sole discretion) of the amount of such tax liability, including any interest and penalties associated therewith, (ii) the Board may cause the Members (including any former Member) to which such liability relates to pay, and each such Member hereby agrees to pay, such amount to the COMPANY, and such amount shall not be treated as a Capital Contribution, and (iii) without reduction to a Member’s (or former Member’s) obligations under this Section 10.3(b), any amount paid by the COMPANY that is attributable to a Member and that is not paid by such Member pursuant to Section 10.3(b)(ii) above, shall be treated for purposes of this Agreement as (A) a distribution to such Member under Article VI and Article XII, and (B) a reduction to such Member’s Capital Account balance. Any amount not paid by a Member (or former Member) within five (5) Business days of the time requested by the Board shall accrue interest at the rate of eight percent (8%) per annum, compounded quarterly, until paid, and such Member (or former Member) shall also be liable to the COMPANY for any damages resulting from a delay in making such payment beyond the date on which such payment is requested by the Board, and for this purpose the fact that the COMPANY could have paid this amount with other funds shall not be taken into account in determining such damages. The provisions contained in this Section 10.3(b) shall survive the dissolution of the COMPANY and the withdrawal of any Member or the assignment of any Member’s interest in the COMPANY. (c) Each Member shall provide the Partnership Representative with any information, representations, certificates, waivers or forms relating to such Member (or its direct or indirect owners) that are reasonably requested from time to time by the Partnership Representative and that the Partnership Representative determines in its reasonable discretion are necessary or appropriate in order for the COMPANY to reduce the amount of an imputed underpayment under Section 6225(c) of the Code. (d) Each Member agrees that any action taken by the Partnership Representative with the consent of the Board in connection with audits of the COMPANY or any other matters relating to taxes shall be binding upon such Member and that such Member shall not independently act with respect to tax audits or tax proceedings affecting the COMPANY unless previously authorized to do so in writing by the Partnership Representative, which authorization may be withheld by the Partnership Representative in its sole discretion. Section 10.4 Tax Returns and Elections. As soon as reasonably practicable after the end of each Fiscal Year, the COMPANY shall prepare and provide to each Member the Internal Revenue Service Form 1065 and Internal Revenue Service Schedule K-1 (and any comparable tax

29 78378947;16 4139-5401-0203.3 returns, forms, or statements required to be delivered to the Members under any applicable state, local or foreign tax Law) with respect to such Fiscal Year. The COMPANY shall also provide the Members with such other COMPANY information as may be reasonably requested by the Members for purposes of allowing the Members to prepare and file their own tax returns. The COMPANY shall bear the cost of the preparation and filing of its tax returns with respect to the COMPANY and its Subsidiaries but shall not bear any additional costs related primarily to any specific Member. Any elections required or permitted to be made by the COMPANY, and (except as provided in Section 10.3 above) all other tax decisions and determinations relating to U.S. federal, state, local or foreign tax matters of the COMPANY, shall be made by the Board in consultation with the COMPANY’s attorneys and/or accountants; provided, that the Board shall cause the COMPANY to make a valid election under Section 754 of the Code (to the extent such an election is not already in effect) upon the request of any Member in connection with such Member’s Transfer of Membership Units permitted hereunder. Section 10.5 Member Cooperation. Each Member agrees (i) to cooperate with the Partnership Representative with respect to tax matters relating to or affecting the COMPANY, (ii) not to take any action or position with respect to any tax matter relating to or affecting the COMPANY or any other Member that is inconsistent with any such action or position taken by the Board or Partnership Representative (with the consent of the Board) except to the extent otherwise required by a “determination” within the meaning of Section 1313(a) of the Code and (iii) to use commercially reasonable efforts to keep the Partnership Representative informed of each material development with respect to any tax matter relating to or affecting the COMPANY or any other Member and make related documents available to the Partnership Representative before submission to any taxing authority or court. Anything in this Agreement to the contrary notwithstanding, no Member may be required to file an amended tax return. Section 10.6 Tax Withholding. Notwithstanding anything to the contrary in this Agreement, to the extent the COMPANY is required by Law to deduct and withhold any amounts with respect to Taxes from any distribution made to a Member or to make Tax payments on behalf of or with respect to any Member or as a result of such Member’s participation in the COMPANY (“Tax Advances”), the COMPANY may deduct and withhold such amounts and make such tax payments as so required. Any Tax Advances made from funds withheld upon a distribution will be treated as distributed to such Member for all purposes of this Agreement. Any other Tax Advances will be deemed to be a recourse loan by the COMPANY to the relevant Member. The amount of any Withholding Payment treated as a loan, plus interest thereon from the date of each Tax Advance until such amount is repaid to the COMPANY at an interest rate of eight percent (8%) per annum, shall be repaid to the COMPANY upon demand by the COMPANY; provided, however, that in the Board’s sole discretion, any such amount may be repaid by deduction from any distributions payable to such Member pursuant to this Agreement (with such deduction treated as an amount distributed to the Member). Section 10.7 Partnership Status. The COMPANY shall be classified and treated as a partnership for U.S. federal income tax purposes, and if applicable, state and local income tax purposes. In connection therewith, the Members hereby consent to the making of any elections pursuant to Treasury Regulations Section 301.7701-3 consistent with such treatment and agree not to revoke any such elections except as permitted by the terms of this Agreement. Except to the extent required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, 30 78378947;16 4139-5401-0203.3 each Member and the COMPANY shall file all tax returns and shall otherwise take all tax positions in a manner consistent with such treatment. Section 10.8 Non-Foreign Status. Each Member represents and warrants to the COMPANY and the other Members that, as of the Effective Date such Member is a “United States person” within the meaning of Section 7701(a)(30) of the Code. ARTICLE XI BOOKS, BUSINESS PLAN, YEARLY BUDGET Section 11.1 Maintenance of Books. The Board shall keep or cause to be kept at the COMPANY’s principal place of business complete and accurate books and records of the COMPANY and supporting documentation of all transactions with respect to the conduct of the COMPANY’s business. The records shall include a copy of this Agreement and all amendments thereto, the current list of the names and last known business, residence or mailing addresses of all Members; and the COMPANY’s U.S. federal, state, local and foreign tax returns for the COMPANY’s six (6) most recent Fiscal Years. The Board has the right to appoint professional service firms, including a third-party administrator, to maintain the books and records of the COMPANY. Section 11.2 Business Plan, Yearly Budget. The Business will be managed in accordance with the Business Plan which will initially be in the form attached hereto as Exhibit C. The Business Plan shall be updated at least annually and shall also reflect actual performance in the first three quarters of the year in which it is to be submitted for approval and the forecast for the final quarter of such year. The first annual budget for the COMPANY shall be adopted at the first meeting of the Board. The updated Business Plan, including the Yearly Budget, shall be prepared by the Company General Manager in time for final approval by the Board no later than one month following the end of the third quarter of each Fiscal Year. The Yearly Budget approved for each Fiscal Year by the Board shall reflect the Business Plan. ARTICLE XII DISSOLUTION, WINDING-UP AND TERMINATION Section 12.1 Dissolution of the COMPANY. The COMPANY shall be dissolved, and its affairs shall be wound up upon the first to occur of the following (each, a “Dissolution Event”): (i) the Board determines to dissolve the COMPANY; (ii) at any time when there are no Members; (iii) at such time as all of the assets of the COMPANY have been converted into cash and cash equivalents; or (iv) upon entry of a decree of judicial dissolution of the COMPANY under Section 18- 802 of the Act. Section 12.2 Effect of Retirement, Bankruptcy, Dissolution, etc., of a Member. The retirement, withdrawal, resignation, expulsion, bankruptcy, dissolution, death or adjudication of incompetency of any Member shall not, in and of itself, dissolve the COMPANY. The trustee, executor, administrator, committee or guardian of any Member or its estate, as the case may be, 31 78378947;16 4139-5401-0203.3 shall have all of the rights of such Member for the purpose of settling or managing the estate and such power as such retired, withdrawn, resigned, expelled, bankrupt, dissolved, deceased or incompetent Member possessed to assign all or part of such Member’s Membership Interest in the COMPANY. Section 12.3 Winding-up and Termination. On the occurrence of a Dissolution Event, the Board (or, if there is no Board, WILLIS and GEM) shall select one or more Persons to act as liquidating trustee or the Board may itself act as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the COMPANY and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a COMPANY expense, including reasonable compensation to the liquidating trustee. Until final distribution, the liquidating trustee shall continue to operate the COMPANY properties with all of the power and authority of the Board. Subject to the terms of the Act, the steps to be accomplished by the liquidating trustee are as follows: (a) as promptly as possible after dissolution and again after final winding up, the liquidating trustee shall cause a proper accounting to be made by a recognized firm of certified public accountants of the COMPANY’s assets, liabilities and operations; (b) the liquidating trustee shall pay, satisfy or discharge from the COMPANY funds all of the debts, liabilities and obligations of the COMPANY or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent, conditional and un-matured liabilities in such amount and for such term as the liquidating trustee may reasonably determine); and (c) all remaining assets of the COMPANY shall be distributed to the Members as follows; provided, that the liquidating trustee shall use reasonable best efforts to distribute cash to Members: (i) the liquidating trustee may sell any or all the COMPANY property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of Members in accordance with the provisions of Article VII; (ii) with respect to all the COMPANY property that has not been sold, the fair market value of that property shall be determined by the liquidating trustee, and the Capital Accounts of Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among Members pursuant to Article VII if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and (iii) the assets of the COMPANY shall be distributed to the Members in accordance with Section 6.1. The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Member immediately prior to the distribution of the COMPANY assets pursuant to this Section 12.3(c)(iii) being equal to the amount that would be distributable to such Member pursuant to Section 6.1. The 32 78378947;16 4139-5401-0203.3 COMPANY is authorized to make appropriate adjustments to the allocation of items of income, gain, loss and deduction as necessary to cause the amount of each Member’s Capital Account immediately prior to the distribution of the COMPANY’s assets pursuant to this Section 12.3(c)(iii) to equal the amount that would be distributable to such Member pursuant to Section 6.1. Notwithstanding anything to the contrary in this Section 12.3(c)(iii), if application of the preceding sentence does not result in final Capital Account balances that would permit liquidating distributions to be made in accordance with the Capital Accounts, then liquidating distributions shall be made pursuant to Section 6.1. All such distributions pursuant to this Section 12.3(c)(iii) shall be made by the end of the Fiscal Year of the COMPANY during which the liquidation of the COMPANY occurs (or, if later, ninety (90) days after the date of the liquidation). All distributions in kind to Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the COMPANY has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 12.3. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 12.3 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member in respect of its interests in all the COMPANY’s property and constitutes a compromise to which all Members have consented. To the extent assets being distributed are other than cash, such assets shall be distributed, to the extent practicable and in compliance with this Section 12.3, to the Members in equal proportions. Each Member agrees that the liability for the return of its Capital Contribution is limited to the COMPANY and to the COMPANY’s assets. In the event the COMPANY’s assets are insufficient to return the full amount of a Member’s Capital Contribution, each Member hereby waives any and all claims whatsoever that it might otherwise have against the Board and each of such Board member’s Affiliates with respect to its assets in connection with such liquidation. Section 12.4 Deficit Capital Accounts. No Member shall be required to pay to the COMPANY, to any other Member or to any third party any deficit balance that may exist from time to time in the Member’s Capital Account. Section 12.5 Termination. On completion of the distribution of the COMPANY assets as provided herein, the Board or the liquidating trustees (or such other Person or Persons as the Act may require or permit) shall file such documents and take such other actions as may be necessary to terminate the existence of the COMPANY. Upon satisfaction of all applicable matters required under the Act, the existence of the COMPANY shall cease, except as may be otherwise provided by the Act or other applicable Law. ARTICLE XIII GENERAL PROVISIONS Section 13.1 Offset. Whenever the COMPANY is to pay any sum to any Member pursuant to this Agreement, any amounts that such Member, in its capacity as a Member, owes the COMPANY pursuant to this Agreement may be deducted from that sum before payment. Section 13.2 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, demands, consents or other communications with respect to this Agreement shall

33 78378947;16 4139-5401-0203.3 be in writing and shall be deemed to have been duly given to any party hereto when delivered by hand, by messenger or by a nationally recognized overnight delivery company, when delivered by first-class mail, postage prepaid and return receipt requested, in each case to the applicable address set forth below: (a) if to the COMPANY (or to the Board), at the address of the COMPANY’s principal executive offices; and (b) if to any Member, at the address given for such Member on Schedule A hereto or such other address as the Member may hereafter specify in accordance herewith. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first (1st) Business Day following confirmation; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first (1st) Business Day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five (5) Business Days after the date of deposit in the United States mail. Whenever any notice is required to be given by Law or by this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Section 13.3 Entire Agreement; Supersede. This Agreement constitutes the entire agreement of the Members and their Affiliates relating to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter. Section 13.4 Effect of Waiver or Consent. No course of dealing between the COMPANY, its Subsidiaries and the Members (or any one of them) or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any party to this Agreement. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations under this Agreement with respect to the COMPANY is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement with respect to the COMPANY. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the COMPANY, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights under this Agreement with respect to that default until the applicable statute-of-limitations period has run. Unless otherwise provided herein, any consent required by the COMPANY may be withheld by the COMPANY in its sole discretion. Section 13.5 Amendment or Restatement. (a) Except as otherwise expressly provided herein, this Agreement (including any Exhibit or Schedule hereto) may, from time to time, be amended, modified, supplemented or restated, and any provisions of this Agreement may be waived, only with the prior written consent of WILLIS and GEM. (b) Except as required by Law, no amendment, modification, supplement, discharge or waiver of or under this Agreement shall require the consent of any Person not a party to this Agreement. 34 78378947;16 4139-5401-0203.3 Section 13.6 Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the COMPANY and each Member and their respective executors or administrators, permitted successors, permitted assigns, permitted distributees and legal representatives. Section 13.7 No Third-Party Beneficiaries. Except as otherwise expressly provided herein (including Sections 8.8, 8.9 and 9.2), no Person not a party to this Agreement, as a third- party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement. Section 13.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule that would result in the laws of any jurisdiction other than the State of Delaware being applied. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Section 13.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by Law. Section 13.10 Remedies. (a) Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement shall be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief). (b) To the fullest extent permitted by Law, neither the COMPANY nor any Member shall be liable to any of the other such Persons for punitive, special, exemplary or consequential damages, including damages for loss of profits, loss of use or revenue or losses by reason of cost of capital, arising out of or relating to this Agreement, regardless of whether based on contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act or similar Law or any other legal or equitable principle (in each case, unless based on fraud or a willful illegal act), and the COMPANY and each Member releases each of the other such Persons from liability for any such damages. 35 78378947;16 4139-5401-0203.3 Section 13.11 Further Assurances. The COMPANY and each Member shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and other documents as reasonably necessary or appropriate to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby. Section 13.12 Counterparts. This Agreement may be executed in any number of counterparts (including facsimile or other electronic transmission counterparts), any one of which need not contain the signatures of more than one party, but all such counterparts, taken together, shall constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Section 13.13 Construction. Unless the context requires otherwise: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation” (except to the extent the context otherwise provides); (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular subdivision unless expressly so limited; and (e) references to the Exhibits and Schedules are to the items identified separately in writing by the parties hereto as the described Exhibits or Schedules attached to this Agreement, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein. Section 13.14 Aggregation of Units. Except as otherwise provided herein, all Membership Units held or acquired by a Member and its Affiliates shall be aggregated together for purposes of determining the rights or obligations of a Member, or application of any restrictions to a Member, or reference to its Membership Units under this Agreement, in each instance in which such right, obligation or restriction is determined by any ownership threshold. Section 13.15 Judicial Proceedings. Subject to Section 13.16, in any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement or the COMPANY or its operations for which purely injunctive or other equitable, non-monetary relief is sought, each of the Members and the COMPANY unconditionally accepts the exclusive jurisdiction and venue of the Delaware Chancery Court located in Wilmington, Delaware, or (in the event that such court denies jurisdiction) any state or federal court sitting in the State of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the Members and the COMPANY agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 13.2. The Members and the COMPANY hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any claim, controversy or dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such courts or any defense of inconvenient forum for the maintenance of such claim, controversy or dispute. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, 36 78378947;16 4139-5401-0203.3 DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER. Section 13.16 Arbitration. Subject to Section 8.4, if the Members or the COMPANY are unable to resolve a dispute under this Agreement after an executive of each Member or the COMPANY has exercised good faith efforts to do so, such Member(s) and the COMPANY shall settle any dispute arising out of this Agreement by arbitration in New York, New York in accordance with the procedures in this Agreement and administered by the American Arbitration Association under its Commercial Arbitration Rules (the “AAA Rules”) and judgement on the award rendered by the arbitrators shall be final and binding and may be entered in any court having jurisdiction thereof; provided, however, a Member or the COMPANY shall not be required to use the foregoing dispute resolution procedures or otherwise follow the provisions of this Section regarding any dispute with respect to which Member or the COMPANY is seeking purely injunctive or other equitable, non- monetary, relief and such Member or the COMPANY shall be entitled to seek such relief before a court referred to in Section 13.15, which the Members and the COMPANY irrevocably agree has exclusive jurisdiction over such dispute. In the event of a conflict between the AAA Rules and this Agreement, the provisions of this Agreement shall control. For all disputes regardless of the amount in dispute, the arbitration shall be conducted by one arbitrator mutually agreed upon by the parties. Should the Member(s) or the COMPANY be unable to agree on an arbitrator, such arbitrator selection shall be made pursuant to the AAA Rules. The arbitrator may construe or interpret this Agreement but may not vary or ignore any of the terms of this Agreement. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be resolved by the arbitrator. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrator have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction. All aspects of the arbitration shall be treated as confidential. Section 13.17 Termination. This Agreement shall terminate automatically upon the dissolution of the COMPANY (unless the COMPANY continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or in another jurisdiction); provided, that Sections 8.8, 8.9, 9.1, 9.2, 9.3 and 10.3 and this Article XIII shall survive the termination.

[Limited Liability Company Agreement Signature Page] 78378947;16 4139-5401-0203.3 IN WITNESS WHEREOF, each of the undersigned duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereto duly authorized) as of the day and year first written above. WILLIS LEASE FINANCE CORPORATION By: /s/ Caroline Vandedrinck Name: Caroline Vandedrinck Title: SVP Material and Services GLOBAL ENGINE MAINTENANCE, LLC By: /s/ Dominic Raja Name: Dominic Raja Title: Vice Chairman & President 78378947;16 4139-5401-0203.3 EXHIBIT A DEFINITIONS “Act” has the meaning set forth in the recitals. “Addendum Agreement” has the meaning set forth in Section 3.5(a). “Adjusted Capital Account Deficit” means, with respect to each Member, the deficit balance, if any, in such Member’s Capital Account, after giving effect to the following adjustments: (a) debit to such Capital Account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (b) credit to such Capital Account (x) any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704- 2(i)(5) and (y) any amounts such Member is obligated to restore pursuant to any provision of this Agreement or by applicable Law. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. “Affiliate” of any Person means another Person that, directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. “Agreement” has the meaning set forth in the preamble. “Auditors” means Grant Thornton or such other auditor used by WILLIS and appointed by the Board pursuant to Section 2.7. “Board” has the meaning set forth in Section 8.1(a). “Book Value” means, with respect to any asset of the COMPANY, such asset’s adjusted basis for U.S. federal income tax purposes, except as follows: (a) the Book Values of all assets of the COMPANY shall be adjusted to equal their respective gross fair market values (as reasonably determined by the Board in good faith or otherwise set forth in this Agreement) in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), immediately prior to: (i) the acquisition of any additional interest in the COMPANY by any new or existing Member in exchange for more than a de minimis capital contribution to the COMPANY, (ii) the distribution by the COMPANY of more than a de minimis amount of assets to a Member as consideration for an interest in the COMPANY; (iii) the grant of an interest in the COMPANY (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the COMPANY by an existing Member acting in a Member capacity or by a new Member acting in a Member capacity or in anticipation of becoming a Member; and (iv) the liquidation of the COMPANY within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); provided, that, adjustments pursuant to clauses (i), (ii) and (iii) above shall be made unless the Board reasonably determines that such adjustments are not necessary or appropriate to reflect the relative economic interests of the Members; 78378947;16 4139-5401-0203.3 (b) the Book Values of any assets of the COMPANY shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such asset for U.S. federal income tax purposes pursuant to Section 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this clause (b) to the extent that an adjustment pursuant to clause (a) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this clause (b); (c) the Book Value of any asset of the COMPANY distributed to any Member shall be adjusted immediately prior to such distribution to equal its gross fair market value; (d) the Book Value of any asset contributed by a Member to the COMPANY shall be the gross fair market value of the asset as of the date of such contribution as agreed to by the Board and the contributing Member; and (e) in the case of any asset that has a Book Value that differs from its adjusted tax basis, Book Value shall be adjusted by the amount of Depreciation calculated for purposes of the definition of “Profits” and “Losses” rather than the amount of Depreciation determined for U.S. federal income tax purposes. "Business" has the meaning given in the recitals of this Agreement. “Business Day” means any day other than a Saturday, a Sunday or a holiday on which banks in Miami, Florida are authorized or obligated by Law to close. “Business Plan” means the consolidated approved annual business plan for the Company, including the Yearly Budget, as established from time to time in accordance with Article 11.2 as initially attached as Exhibit C. “Capital Account” has the meaning set forth in Section 5.3. “Capital Contribution” means, with respect to any Member, the total amount of cash and the initial Book Value of any property (other than cash) contributed to the COMPANY by such Member (net of any liabilities that are secured by such property that the COMPANY is considered to assume or take subject to under Section 752 of the Code), which Capital Contribution shall be reflected on Schedule A hereto as amended from time to time in accordance with the terms of this Agreement. In connection with the exercise of an option to acquire Membership Interests in the COMPANY, the term Capital Contribution shall include the cash or fair market value of any consideration paid to the COMPANY (i) to acquire the option and, (ii) on the exercise of the option. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of such Member’s predecessors in interest. “Certificate” has the meaning set forth in the recitals. “Change of Control” means [***] “Code” means the United States Internal Revenue Code of 1986, as amended. 78378947;16 4139-5401-0203.3 “Common Units” has the meaning given in Section 3.2(a). “COMPANY” has the meaning set forth in the preamble. “Company General Manager” means the general manager of the COMPANY appointed by the Board. “Company Minimum Gain” has the same meaning as the term “partnership minimum gain” in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). A Member’s share of Company Minimum Gain shall be computed in accordance with the provisions of Treasury Regulations Section 1.702-2(g). “Confidential Information” means all confidential information concerning the business, strategies, operations, financial affairs, trade secrets, organizational and personnel matters, policies, procedures and other proprietary non-public matters of the COMPANY and its Affiliates. “control” (including the terms “controlling”, “controlled by” and “under common control with”) shall mean, when used with reference to any Person, the possession, directly or indirectly, of the power to elect a majority of the board of directors (or other governing body) or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting rights, equity interests, by contract or otherwise and, in any event and without limiting the generality of the foregoing, any Person that has (or obtains or becomes the beneficial owner of) a majority of the voting securities or voting power of another Person shall be deemed to control that Person. “Core Activity” has the meaning given in Section 2.4(a). “Deadlock” shall have the meaning given in Section 8.4(a). “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for U.S. federal income tax purposes for such Fiscal Year, except that with respect to any asset the Book Value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted tax basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Book Value using any reasonable method selected by the Board; provided, further, that with respect to any asset (or portion thereof), if any, as to which the difference between its Book Value and its adjusted tax basis for U.S. federal income tax purposes at the beginning of such Fiscal Year is being eliminated by use of the “remedial allocation method” described in Treasury Regulation Section 1.704-3(d), Depreciation for such Fiscal Year shall be computed in accordance with the rules prescribed by Treasury Regulation Section 1.704-3(d)(2). “Dissolution Event” has the meaning set forth in Section 12.1. “Effective Date” has the meaning set forth in the preamble.

78378947;16 4139-5401-0203.3 “Engine” or “Engines” has the meaning given in Section 2.4(a). “Engine Test Cell” means an engine test cell chosen by the Parties and purchased from and developed by a manufacturer. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto. “Fair Value” means for any Membership Unit and as of any date of determination, the amount that the holder of such Membership Unit would receive in respect of such Membership Unit if the COMPANY were sold as a going concern for its then fair market value (as between a willing buyer and a willing seller in an arm’s length, non-distressed transaction occurring on the date of valuation, taking into account all relevant factors determinative of value) and, after payment of all indebtedness, transaction fees and expenses and reasonable reserves for contingent liabilities and obligations, the remaining proceeds were distributed to the holders of Membership Units in accordance with the distribution priorities specified in Section 6.1, taking into account all prior distributions. For the avoidance of doubt, in determining the Fair Value of any Membership Unit, no discount for minority ownership or illiquidity of a Membership Unit shall be applied since Fair Value shall be determined based on the Fair Market Value of the COMPANY as a private going concern as described in this definition, and not on the Fair Market Value of such Membership Unit if it were sold separately. “Fiscal Quarter” shall mean any three-month period beginning on the first day of the Fiscal Year or three, six or nine months thereafter. “Fiscal Year” has the meaning set forth in Section 2.13. “GEM Competitor” means [***]. “Governmental Entity” means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal or local government or other government body, agency, authority, department, commission, board, bureau, instrumentality, arbitrator or arbitral body (domestic or foreign) or self-regulatory organization. “group” has the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act. “Indemnitee” has the meaning set forth in Section 8.8(b). "Lien" means any lien, claim, charge, mortgage, pledge, security interest, option, preferential arrangement, right of first offer, encumbrance, or other restriction or limitation of any nature whatsoever. “Law” means any applicable constitutional provision, statute (including the Act), act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a Governmental Entity. 78378947;16 4139-5401-0203.3 “Loan Guarantee” means any guarantee, surety, indemnity, letter of credit or other assurance to any third party of the payment or performance of any obligations of the Company or any Subsidiary, provided by any Member or an Affiliate thereof with the prior written consent of the Members. "Lock-up Period" means [***]. “Manager” has the meaning set forth in Section 8.1(a). “Mediation” has the meaning given in Section 8.4(b). “Member” means (a) each Person identified on Schedule A as of the Effective Date as a Member and who has executed this Agreement or a counterpart thereof and (b) each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act, in each case so long as such Person is shown on the COMPANY’s books and records as the owner of one or more Membership Units. The Members shall constitute the “members” (as that term is defined in the Act) of the COMPANY. “Member Minimum Gain” means an amount with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)), determined in accordance with Treasury Regulations Section 1.704-2(i)(3). “Member Nonrecourse Debt” has the meaning ascribed to the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4). “Member Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” set forth in Treasury Regulations Section 1.704-2(i)(2). “Membership Interest” means an interest in the COMPANY, including the right of the holder thereof to any and all benefits to which a holder thereof may be entitled as provided in this Agreement, together with the obligations of a holder thereof to comply with all of the terms and provisions of this Agreement. “Membership Unit” means a fractional part of the Membership Interests of all Members, which is designated as a Membership Unit, and having the rights and obligations specified with respect thereto in this Agreement. For the avoidance of doubt, “Membership Unit” includes Common Units. “Necessary Expenditures” means the following costs or expenses of the Company to the extent then currently payable: (i) expenditures necessary to preserve the Company's real property in good and safe condition, including any emergency expenditures necessary to preserve the Company's real property from imminent material damage or prevent imminent personal injury; (ii) real estate and other taxes and assessments levied by any governmental authorities upon or otherwise payable with respect to the Company's real property; (iii) insurance costs; and (iv) any payments due under, or any payment if not made would reasonably be expected to give rise to a default under, a Loan Guarantee in connection with third party indebtedness (other than with respect to liabilities thereunder which are attributable to or arising from (x) so called "bad boy 78378947;16 4139-5401-0203.3 acts" of such Member, its principals or Affiliates, (y) a material breach of this Agreement by such Member, its principals or Affiliates or (z) a breach by such Member, its principals or Affiliates of any representations, warranties or covenants in any Loan Guarantee related specifically to such Member, principal or Affiliate (e.g., financial covenants, delivery of its financial statements, good standing, etc.). “Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Sections 1.704-2(b) and 1.704-2(c). “Non-Recourse Person” has the meaning given in Section 8.9. “Parties” means WILLIS, GEM, and the COMPANY. “Partnership Representative” has the meaning set forth in Section 10.3(a). “Percentage Interest” shall mean, with respect to a Member (or group of Members) as of the applicable time of determination, a fraction (expressed as a percentage), the numerator of which is the total number of Membership Units held by such Member as of such time and the denominator of which is the total number of Membership Units outstanding at the time of determination. “Permitted Transferee” means [***]. “Person” shall be construed broadly and includes an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity. “Profits” and “Losses” shall mean, for each Fiscal Year or other applicable taxable period, an amount equal to the taxable income or loss of the COMPANY for such Fiscal Year or other applicable taxable period, determined in accordance with Section 703(a) of the Code (including, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) and with the accounting methods used by the COMPANY for U.S. federal income tax purposes, with the following adjustments: (a) any income of the COMPANY that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss; (b) any expenditures of the COMPANY described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704- 1(b)(2)(iv)(i) (other than expenses in respect of which an election is properly made under Section 709 of the Code), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss; (c) if the Book Value of any asset of the COMPANY differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset (which gain or loss is recognized for U.S. federal income tax purposes) shall be calculated by reference to the Book Value of the asset disposed of; 78378947;16 4139-5401-0203.3 (d) in the event the Book Value of any asset of the COMPANY is adjusted pursuant to clause (a) or (b) of the definition of “Book Value,” the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) in lieu of depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other applicable taxable period, computed in accordance with the definition of “Depreciation”; (f) to the extent an adjustment to the adjusted tax basis of any asset of the COMPANY pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (g) anything to the contrary in the above provisions of this definition of “Profits” and “Losses” notwithstanding, any items of income, gain, loss or deduction that are specially allocated pursuant to Section 7.2 shall not be taken into account in computing Profits or Losses. “Prohibited Transfer” means any proposed Transfer that would: (a) require the registration of such Transferred Membership Units pursuant to any applicable foreign, federal, provincial or state securities or “blue sky” Laws or otherwise require the COMPANY to become subject to reporting obligations under the Exchange Act; (b) subject the COMPANY, the Board, its partners, stockholders or members or any of their Affiliates to regulation under the Investment Company Act of 1940, as amended, Title I of ERISA or the Investment Advisers Act of 1940, as amended; (c) result in a violation of any applicable Law, including but not limited to any applicable securities, ERISA, antitrust, anti-money laundering or anti-corruption Laws; (d) cause the COMPANY to cease to be classified as a partnership for U.S. federal or state income tax purposes; (e) cause the COMPANY to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or 7704(b) of the Code; (f) be to any Person who lacks the legal right, power or capacity to own such Membership Units; or (g) violate any financing or agreement of the Company or any of its Subsidiaries.

78378947;16 4139-5401-0203.3 "Property" means that certain real property located at Real property located at 17546 Bee Line Highway, Jupiter Florida 33478. “Proportionate Percentage” means, with respect to any Member as of the applicable time of determination, a fraction (expressed as a percentage), the numerator of which is the total number of Common Units held by such Member as of such time and the denominator of which is the total number of Common Units and outstanding at the time of the determination. “Regulatory Allocations” has the meaning set forth in Section 7.4. "Related-Party Agreement" means any agreement, arrangement, transaction, or understanding between the COMPANY and any Member or Manager or any Affiliate of a Member or Manager. “Securities” means, with respect to any Person, such Person’s “securities” as defined in Section 2(1) of the Securities Act and includes such Person’s capital stock, membership interests or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock, membership interests or other equity or equity-linked interests, including phantom stock and stock appreciation rights. “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder. “Subsidiary” means any corporation, partnership, limited liability company or other entity of which the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by a Person. “Tax” means all taxes, charges, levies, penalties or other assessments imposed by any U.S. federal, state, local or foreign taxing authority, including income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other similar taxes, including any interest or penalties attributable thereto. “Tax Advances” has the meaning set forth in Section 10.6. “Tax Distribution” has the meaning set forth in Section 6.2. Tax Rate” shall mean, for any Fiscal Year, the sum of the highest marginal federal, state and local income tax rates applicable to any Member (or any Member’s partners, members or shareholders (in the case of a Member that is a Subchapter S corporation) (including any applicable Medicare tax)) residing in the United States but taking into account the character of the COMPANY’s income and the deductibility of any such taxes for federal income tax purposes, as reasonably determined by the Board, based on the information provided by the Members. "Third Party Purchaser" means any Person who, immediately prior to the contemplated transaction, (a) does not directly or indirectly own or have the right to acquire any outstanding 78378947;16 4139-5401-0203.3 Membership Units, (b) is not an Affiliate of any Person who directly or indirectly owns or has the right to acquire any Membership Units, or (c) is not a Permitted Transferee. “Transfer,” “Transferred” or “Transferring” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of Membership Units (or any interest therein or right thereto) or of all or part of the voting power associated with Membership Units (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Membership Units, whether voluntary or involuntary (by operation of law or otherwise), including (a) as part of any liquidation of a Member’s assets or (b) as a part of any reorganization of a Member pursuant to the United States, state, foreign or other bankruptcy law or other similar debtor relief laws. “Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code. “Valuation Firm” means a nationally recognized valuation or investment banking firm with 10 or more years of experience appraising companies whose core business is Aerospace/MRO (Maintenance Repair & Overhaul), [which for the avoidance of doubt shall include, but not be limited to, PricewaterhouseCoopers]. “Willis Competitor” means [***]. “Yearly Budget” means the annual budget, as established from time to time and approved in accordance with Article 11.2.